JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $0.001 per share, of Heelys, Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 30, 2012.

TEG BRONCO ACQUISITION COMPANY,			THE EVERGREEN GROUP
LLC,			VENTURES, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	TEG Bronco Holding Company, LLC		By:	/s/ Jim Wagner
Its:	Sole Member			Name: Jim Wagner
Title: Manager
	By:	The Evergreen Group Ventures, LLC
	Its:	Sole Member

By:	/s/ Jim Wagner

Name: Jim Wagner
Title: Manager

TEG BRONCO HOLDING COMPANY, LLC,		JIM WAGNER
a Delaware limited liability company

By:	The Evergreen Group Ventures, LLC
Its:	Sole Member	/s/ Jim Wagner

By:	/s/ Jim Wagner
Name: Jim Wagner
Title: Manager